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                                   EXHIBIT 11


                      CAMBREX CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                 (in thousands)

                                                       Three months ended                Six months ended
                                                           June 30,                          June 30,
                                                     ----------------------           -----------------------
                                                      1995            1994             1995             1994
                                                      ----            ----             ----             ----
Income applicable to common shares:

    Primary earnings  . . . . . . . . . . . . . .    $5,107          $3,380           $9,501           $5,508
                                                     ======          ======           ======           ======

    Fully diluted earnings  . . . . . . . . . . .    $5,107          $3,380           $9,501           $5,508
                                                     ======          ======           ======           ======

Weighted average number of common
    shares and common share equivalents
    outstanding during the period:

         Common Stock . . . . . . . . . . . . . .     5,541           5,229            5,479            5,219
         Stock Options  . . . . . . . . . . . . .       322             419              352              424
                                                     ------          ------           ------           ------
    Shares outstanding - primary  . . . . . . . .     5,863           5,648            5,831            5,643


         Additional stock options . . . . . . . .         2               -               17                -
                                                     ------          ------           ------           ------

    Shares outstanding - fully diluted  . . . . .     5,865           5,648            5,848            5,643
                                                     ======          ======           ======           ======
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